Exhibit 99.1
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (the “Agreement”), dated and entered into as of September 24, 2008, by and between FirstFlight, Inc. dba FirstFlight (the “Company”), and Gary E. Hart (“Executive”).
Recitals
     WHEREAS, the Company wishes to employ Executive and Executive wishes to be employed by the Company, on the terms and conditions set forth below.
     THEREFORE, the parties agree as follows:
     1. Employment Duties. During the Term (as defined in paragraph 2 below), the Company will employ Executive as Chief Operating Officer and Senior Vice President of FirstFlight, Inc. Executive will devote substantially all of his business time and attention to the performance of his duties under this Agreement. Executive shall have the duties, rights and responsibilities normally associated with his position with the Company, together with such other reasonable duties consistent with Executive’s position and relating to the operation of the business of the Company as may be assigned to him from time to time by the Chief Executive Officer or Board of Directors. Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to the current or anticipated future aviation business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. As used herein, the term “business opportunity” shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a non-aviation nature.
     2. Term. The term of Executive’s employment under this Agreement (the “Term”) will begin on September 29, 2008 and will continue, subject to the termination provisions set forth in paragraph 5 below, until the second anniversary of such date; provided, however, that this Agreement will automatically renew for additional one-year periods unless either party gives written notice to the other not to extend the Term not less than 90 days prior to the then next upcoming expiration date.
     3. Salary and Bonus.
     a. Salary. During each year of the Term, Executive will receive a salary at the annual rate of two hundred thousand dollars ($200,000.00) (the “Base Salary”). The Base Salary shall be payable in equal bi-weekly installments or in period consistent with that of other executives of the Company. The Board of Directors of the Company may increase such salary at any time and from time to time.

     b. Bonus & Incentive Payments. Any bonus or incentive payments shall be at the sole discretion of the Board of Directors, taking into account the performance of the Company and Executive.
     4. Fringe Benefits. In addition to the other compensation payable pursuant to this Agreement during the Term:
     a. Standard Benefits. Executive will be entitled to receive such fringe benefits and perquisites, including medical and life insurance, as are generally made available from time to time to senior management employees and executives of the Company and to participate in any pension, profit-sharing, stock option or similar plan or program established from time to time by the Company for the benefit of its senior management employees, provided, that such benefits, perquisites and plans shall be at the same level or better, in the aggregate, than those made available generally to similarly situated employees of the Company. Without limiting the generality of the foregoing, the Company agrees to (i) pay premium expenses on behalf of Executive and family for medical, dental and vision insurance coverage; (iii) provide and pay for term life insurance insuring the life of Executive during the term of this Agreement in the amount of one million dollars ($1,000,000.00), with one-half (1/2) of the proceeds thereof directed to such beneficiary or beneficiaries as Executive may from time to time appoint and one-half (1/2) the proceeds thereof directed to the Company.
     b. Vacation. In addition to standard Company holidays, Executive shall be entitled each year to a vacation of three (3) weeks, during which time his compensation shall be paid in full. Each vacation shall be taken at such time so as to minimize its effect on the operations of the Company.
     c. Business Expenses. The Company will pay or reimburse Executive for all business-related expenses incurred by Executive in the course of his performance of duties under this Agreement, in accordance with Company policies generally applicable to senior management employees and executives of the Company subject to the procedures established by the Company from time to time with respect to incurrence, substantiation, reasonableness and approval. The Company will provide the executive a $700 per month car allowance.
     d. Stock Options. Executive shall be entitled to receive an Option to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), as follows:

250,000 shares on the first anniversary of the date hereof; and 250,000 shares on the second anniversary of the date hereof
     The price for each tranche shall be the fair market value of the Common Stock as of the close of business on the day immediately preceding each respective grant date, but in no event shall be less than ($0.60) sixty cents per share. Each tranche shall be vested after one year and the executive will have five years to acquire the stock from the date of vesting. So long as it may be done lawfully, the manner of acquisition of stock shall be structured as to minimize adverse tax consequences to Executive.

     Additional options may be granted by the Compensation Committee of the Board of Directors of the Company at its discretion.
     5. Termination of Employment.
     a. Death and Disability. Executive’s employment under this Agreement will terminate immediately upon his death and upon 30 days’ prior written notice given by the Company in the event Executive is determined to be “permanently disabled” (as defined below).
     b. For Cause. The Company may terminate Executive’s employment under this Agreement for “Cause” (as defined below), upon providing Executive 30 days’ prior written notice of termination, which notice will describe in detail the basis of such termination and will become effective on the 31st day after Executive’s receipt thereof unless Executive reasonably cures the alleged violation or other circumstance which was the basis of such termination within such 30-day notice period; provided, however, that the termination for “Cause” under subparagraphs 5(f)(ii)(B), (C), (E) or (F) thereof shall be effective immediately upon the giving of the notice of termination and may not be cured by any act or event.
     c. For Good Reason. Executive may terminate his employment under this Agreement for “Good Reason” (as defined below) upon providing the Company 30 days’ prior written notice of termination, which notice will detail the basis of such termination and will become effective on the 30th day after the Company’s receipt thereof, unless the Company cures the alleged violation or other circumstance which was the basis of such termination within such 30-day notice period.
     d. Without Cause. The Company may terminate Executive’s employment under this Agreement without “Cause” at any time upon thirty (30) days written notice to the Executive.
     e. Change of Control. Notwithstanding anything to the contrary, the Company or Executive may terminate this Agreement upon ten (10) days’ notice to the other party upon the occurrence of a “Change of Control” (as defined below).
     f. Definitions. For purposes of this Agreement:
          (i) Executive will be deemed “permanently disabled” if he becomes unable to discharge his normal duties as contemplated under this Agreement for at least four months during any eight-month period as a result of incapacity due to mental or physical illness as determined by a physician acceptable to Executive and the Company and paid by the Company, whose determination will be final and binding. If Executive and the Company are unable to agree on a physician, Executive and the Company will each choose one physician who will mutually choose the third physician, whose determination will be final and binding.
          (ii) “Cause” means either (A) a breach by Executive of any material provisions of this Agreement, but only if, after notice provided in subparagraph (b) above, Executive fails to cure such breach to the reasonable satisfaction of the Company; (B) conviction of a felony offense, whether or not such offense was committed in connection with the Company’s business; (C) theft, embezzlement, intentional or reckless false entries on records, intentional or reckless misapplication of funds or property, misappropriation of any asset, or any actual or constructive fraud; (D) gross neglect of duty and/or willfully engaging in gross misconduct materially and demonstrably injurious to the Company; (E) at any time during employment at the Company, intentionally or recklessly imparting confidential information, whether proprietary or non-proprietary, to any person other than (i) an authorized employee of the Company; or (ii) as required by law, or (iii) as part of a privileged communication to an attorney; or (F) receiving, during the term of this Agreement, compensation, income, anything of value, or a future interest in or future entitlement to compensation, income or a thing of value, from any person or entity who or which is engaged in the same or substantially the same business as the Company in the same product, service or geographical market, except stock dividends and/or capital gains from passive investments in financial institutions by Executive made in the ordinary course of business and as part of Executive’s investment portfolio.
          (iii) “Good Reason” means a breach by the Company of any of its material obligations under this Agreement, but only if after expiration of the 30-day notice period provided in subparagraph (c) above, the Company fails to cure such breach.
          (iv) “Change of Control” means the occurrence of:
(a)	the sale by the Company of fifty-one percent (51%) of its assets to a single purchaser or to a group of associated purchasers;

(b)	the merger or consolidation of the Company in a transaction in which the stockholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation; or

(c)	the sale, exchange, or other disposition, in one transaction, of at least fifty-one percent (51%) of the outstanding shares of the Company.
     6. Benefits upon Termination.
     a. Termination with Cause or Resignation. Upon termination of Executive’s employment by the Company for Cause or a voluntary resignation by Executive (other than for Good Reason pursuant to paragraph 5(c) above) during the Term, the Company will remain obligated to pay Executive only the unpaid portion of his Base Salary and benefits to the extent accrued through the effective date of termination. Any amount due under this subparagraph will be payable within 30 days after the date of termination. In addition to whatever other rights or remedies the Company may have at law or in equity, all unvested stock options held by Executive, shall immediately expire on the date of termination and all unpaid bonuses shall be forfeited.
     b. Termination without Cause or for Good Reason. Upon termination of Executive’s employment (x) by the Company without Cause or (y) by Executive for Good

Reason, Executive will be entitled to the benefits provided below, subject to signing by Executive of a general release of claims in a form reasonably satisfactory to the Company:
          (i) Executive shall be paid his Base Salary up to the date of termination, and in addition, there shall be paid to the Executive on the date of termination a severance allowance equal to six months Base Salary (less all amounts required to be withheld and deducted).
          (ii) Bonus due Executive under subparagraphs 5 b (i) and (ii) shall be paid in full. Bonus due Executive under subparagraph 5 b (iii) shall be paid on a pro-rated basis through the date of termination. Executive shall remain fully vested in any stock previously issued pursuant to subparagraph 5 b (iv), but any non-vested Options shall be terminated. Benefits provided under paragraph 4(a) shall continue for a period of six (6) months from the end of the month of termination.
     Notwithstanding anything herein to the contrary, the Company shall not terminate Executive’s employment without Cause during the initial 2-year Term of this Agreement; provided, however, that the Company may terminate Executive without Cause during any renewal period and may elect not to renew upon the expiration of the initial or any renewal Term.
     c. Termination Upon Death or Permanent Disability. Upon termination of Executive’s employment upon Executive’s death or permanent disability, Executive or Executive’s estate will be entitled to the benefits provided below:
          (i) Base Salary up to the date of death or termination; and
          (ii) Bonus due Executive shall be paid under subparagraphs 5 b (i) and (ii) shall be paid in full. Bonus due Executive under subparagraph 5 b (iii) shall be paid on a prorated basis. Executive shall remain fully vested in any stock previously issued pursuant to subparagraph 5 b (iv), but but any non-vested Options shall be terminated.
     d. Termination upon Change of Control. Upon termination of Executive’s employment upon a Change of Control (x) by the Company or (y) by Executive within one (1) year after such Change of Control without Good Reason, Executive will be entitled to the benefits provided below, subject to signing by Executive of a general release of claims in a form reasonably satisfactory to the Company:
          (i) Executive shall be considered immediately and fully vested in any issued but non-vested Options;
          (ii) Executive shall be paid his Base Salary up to the date of termination, and in addition, there shall be paid to the Executive on the date of termination a severance allowance equal to six months Base Salary (less all amounts required to be withheld and deducted) and
          (iii) Bonus due Executive shall be paid under subparagraphs 5 b (i) and (ii) shall be paid in full. Bonus due Executive under subparagraph 5 b (iii) shall be paid on a pro-rated basis. Executive shall remain fully vested in any stock previously issued pursuant to subparagraph 5 b (iv), but any non-vested Options shall be terminated; and
          (iv) Executive shall continue to be covered by all non-cash benefit plans of the Company except for the retirement plans or retirement programs in which Executive participates or any successor plans or programs in effect on the date of such acquisition of control, for six (6) months thereafter; provided, however, that if during such time period Executive should enter into the employment of a competitor of the Company, his participation in such non-cash benefit plans will cease. In the event Executive is ineligible under the terms of such plans to continue to be so covered, the Company shall provide substantially equivalent coverage through other sources.
     e. No Mitigation. Executive will not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise, nor will the amount of any payment or benefit provided for in this paragraph 6 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise.
     f. Expiration of this Agreement. In the event the Term of this Agreement expires without having otherwise been previously terminated pursuant to paragraph 5 above or by the Company without Cause, Executive will not be entitled to any severance compensation whatsoever under this paragraph 6.
     7. No Solicitation; Confidentiality; Competition; Cooperation
     a. During the Restricted Period (defined below), neither Executive nor any Executive-Controlled Person (defined below) will, without the prior written consent of the Board, directly or indirectly solicit for employment, employ in any capacity or make an unsolicited recommendation to any other person or entity that it employ or solicit for employment any person who is or was, at any time during the Restricted Period, an officer, executive or employee of the Company or of any of its affiliates. As used in this Agreement, the term “Executive-Controlled Person” shall mean any company, partnership, firm or other entity as to which Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
     b. Executive acknowledges that, through his status as an officer of the Company, he has, and will have, possession of important, confidential information and knowledge as to the business of the Company and its affiliates, including, but not limited to, knowledge of marketing and operating strategies, acquisition, leasing and other agreements, financial results and projections, future plans, the provisions of other important contracts entered into by the Company and its affiliates, possible acquisitions and similar information. Executive agrees that all such knowledge and information constitutes a vital part of the business of the Company and its affiliates and is by its nature trade secrets and confidential information proprietary to the Company and its affiliates (collectively, “Confidential Information”). Except for information that becomes public other than as a result of disclosure by the Executive in violation of section 7 or as may be required by law, Executive agrees that, during the Restricted Period, he shall not, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any knowledge or information with respect to Confidential Information directly or indirectly useful in any aspect of the business of the Company or any of its affiliates.
     c. All memoranda, notes, notebooks, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, portable computers and the like, on microfiche, disk or by any other means, made or compiled by or on behalf of Executive or made available to him relating to the Company are and shall be the Company’s property and shall be delivered to the Company promptly upon the termination of Executive’s employment with the Company or at any other time on request and such information shall be held confidential by Executive after the termination of his employment with the Company.
     d. During the Non Competition period, neither Executive nor any Executive-Controlled Person will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in any business substantially providing services similar to those of the Company in the United States (such activities being herein called the “Company Business”). In the twelve-month period following the termination of Executive’s employment, neither Executive nor any Executive-Controlled Person will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in a business similar to the Company Business; provided, however, that the foregoing restriction shall not apply to aircraft sales, aircraft sales consulting and flight department (91) or air carrier (135) safety and compliance audits. During the Non-Competition Period, Executive shall not, without the prior written consent of the Company, hold an equity interest in any firm, partnership or corporation which competes with Company Business in the Restricted Area; provided, however, that the foregoing prohibition shall not apply to aircraft sales and consulting, and further provided that beneficial ownership by Executive (including ownership by any one or more members of his immediate family and any entity under his direct or indirect control) of less than five (5%) percent of the outstanding shares of capital stock of any corporation which may be engaged in any of the same lines of business as Company Business, if such stock is listed on a national securities exchange or publicly traded in the over-the-counter market, shall not constitute a breach of the covenants contained in this paragraph 7.
     e. (i) As used in this Agreement, “Restricted Period” shall mean the term of employment and twelve (12) months following the termination of Executive’s employment unless the termination is (A) by the Company without Cause, or (B) by the Executive for Good Reason, in which case the Restricted Period shall be one day.
          (ii) As used in this Agreement, “Non-Competition Period” shall mean the term of employment and twelve (12) months following Executive’s termination of employment unless the termination is (A) by the Company without Cause, or (B) by the Executive for Good Reason, in which case the Non-Competition Period shall be one day.
          (iii) As used in this Agreement “Restricted Area” shall mean the fifty (50) United States of America.

     f. Following Executive’s termination of employment, Executive will reasonably cooperate with the Company, its executives, counsel and other professional advisors (i) to the extent reasonably possible with respect to the consummation of matters that were in progress at the time of Executive’s termination of employment and (ii) with respect to any litigation or regulatory matters arising out of or related to the business, operations, or personnel of the Company (including participation in depositions, hearings and trials, as and if deemed necessary or appropriate by the Company, execution of appropriate affidavits and participation in interviews with Company counsel). The Company shall compensate Executive on a reasonable basis for any services provided by Executive pursuant to this paragraph 7(f).
     g. The provisions contained in this paragraph 7 as to the time periods, scope of activities, persons or entities affected, and territories restricted shall be deemed divisible so that, if any provision contained in this paragraph 7 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.
     h. Executive agrees that the provisions of this paragraph 7 are reasonable and necessary for the protection of the Company and that they may not be adequately enforced by an action for damages and that, in the event of a breach thereof by Executive or any Executive-Controlled Person, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by the Company. Executive further covenants and agrees that if he shall violate any of his covenants under this paragraph 7, the Company shall not be obligated to make any payments or provide any benefits provided in paragraph 6 and the Company shall be entitled to recover any amounts previously paid pursuant to paragraph 6. Such a remedy shall, however, not be exclusive and shall be in addition to any injunctive relief or other legal or equitable remedy to which the Company is or may be entitled.
     8. Indemnification. To the full extent permitted by applicable law, Executive shall be indemnified and held harmless by the Company against any and all judgments, penalties, fines, amounts paid in settlement, and other reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other) for any action or omission in his capacity as a director, officer or employee of the Company. Indemnification under this paragraph 8 shall be in addition to, and not in substitution of, any other indemnification by the Company of its officers and directors.
     9. Miscellaneous.
     a. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement. As of the date of this agreement, Executive is not aware of any violations of any existing non-compete agreements. In the event, Executive violates any pre-existing agreements in which Executive is bound, including any non-compete agreements, Executive will indemnify the Company to the full extent permitted by applicable law.
     b. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction will remain binding and enforceable.
     c. The rights and obligations of the Company under this Agreement inure to the benefit of, and will be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement will inure to the benefit of, and will be binding upon, Executive and his heirs, personal representatives and permitted assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights and obligations under this Agreement without the prior written consent of the Company.
     d. Any notice to be given under this Agreement will be personally delivered in writing or will have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, or sent by overnight courier service addressed to each of the parties hereto at such address or addresses as each party shall provide from time to time in writing to the other. Initially such notices shall be sent,

If to Executive:	Gary Hart

If to Company:	FirstFlight, Inc.
Attention: CFO
100 Ist Center
Horseheads, New York 14845
     d. The failure of either party to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy will not constitute a waiver of such party’s right to assert all other legal remedies available to it under the circumstances.
     f. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS.

     g. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and will not be used in construing it.
     h. In the event of any dispute arising out of the subject matter of the Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorney’s fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment.
     i. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above. This Agreement may be signed in counterparts; provided, however, that the second party to sign the Agreement must execute and deliver its counterpart signature within seventy-two (72) hours following receipt of the first party’s signature or the signature of the first party to the sign the Agreement shall be deemed withdrawn and shall not otherwise be enforceable.

FirstFlight, Inc.
By:	/s/ John H. Dow
	Name:	John H. Dow
	Title:	CEO

By:	/s/ Gary E. Hart
Executive: Gary E. Hart